Net Asset Valuation Haywood Reserve Oxford Square January 2017 Exhibit 99.1

Presenters Scott Hall Senior Vice President of Operations John Starr Chief Portfolio Officer Fairfield Ranch 2 John McRae Chief Investment Officer

General Notices This is not an offer to sell nor a solicitation of an offer to buy shares of the REIT. This piece is for general information purposes only and does not constitute legal, tax, investment, or other professional advice on any subject matter. Information provided is not all-inclusive and should not be relied upon as being all-inclusive. This presentation includes forward-looking statements. Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “expects,” “anticipates,” “may,” “could” and terms of similar substance, and speak only as of the date made. Actual results could differ materially from those expressed or implied in the REIT’s forward-looking statements. Important factors, among others, that could cause the REIT's actual results to differ materially from those in its forward-looking statements include those identified in the Risk Factors described below. Investors should not place undue reliance on forward-looking statements. The REIT is under no obligation to, and expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law. An investment in the REIT is subject to significant risks, some of which are summarized below in the “Risk Factors” section of this piece. See also, “Risk Factors” in the REIT’s public filings for a more detailed description of the risks associated with an investment in the REIT. 3

Risk Factors Investing in a non-traded REIT is a higher-risk, longer term investment and is not suitable for all investors. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on investment. The shares may lose value or investors could lose their entire investment. The shares are not FDIC-insured, nor bank guaranteed. Non-traded REITs are illiquid. There is no public trading market for the shares. The REIT has no obligation to list on any public securities market and does not expect to list the shares. Stockholders may bear the economic risks of an investment in the shares for a substantial and indefinite period. If investors are able to sell their shares, may be at a substantial loss of the amount invested. The REIT relies on its advisor and the advisor’s affiliates to conduct the REIT’s operations. The REIT is obligated to pay substantial fees to its advisor, property manager and their respective affiliates based upon agreements which have not been negotiated at arm’s length, some of which are payable based upon factors other than the quality of services. These fees could influence their advice and judgment in performing services. Currently, the REIT is incurring fees and expenses, some of which will need to be reimbursed to its advisor and affiliates. Certain officers and directors of the advisor also serve as the REIT’s officers and directors, as well as officers and directors of competing programs, and/or joint venture partners, resulting in conflicts of interest. Those persons could take actions more favorable to other entities. During the REIT's public offerings, the REIT made distributions to its stockholders in the form of shares of its stock. Stock distributions served to provide early stockholders with additional shares as compared to later stockholders for the same initial cash investment. As a result, early stockholders were allocated greater percentages of any accretion in the value of the REIT's early property developments and in any sales proceeds or liquidating distributions upon the sale of such properties or occurrence of an exit event. The REIT believes its former stock distribution policy aligned the age of the REIT's stockholder base with the long term appreciation in the value of the REIT's assets. 4

Risk Factors If the REIT fails to maintain its qualification as a REIT for any taxable year, it will be subject to federal income tax on taxable income at regular corporate rates. In such an event, net earnings available for distributions would be reduced. The REIT has incurred debt to make its investments. The use of leverage to acquire assets may hinder the REIT’s ability to pay distributions and/or decrease the value of stockholders’ investment in the event income from, or the value of the property securing the debt declines. The REIT made only a limited number of investments resulting in a less diversified portfolio in terms of the number of investments owned and their geographic locations. All of the REIT’s current investments are in multifamily development properties in the Southeast, Sun Belt and Mid-Atlantic regions of the United States. An investment in the REIT’s shares is subject to greater risk to the extent that the REIT has limited geographic and sector diversification in its portfolio of investments. If sales of our properties or other assets not owned by a TRS are deemed prohibited transactions, we may be subject to a 100% penalty federal tax on the gains resulting from those sales. A “prohibited transaction” is a sale by a REIT of real property or other assets held primarily for sale in the ordinary course of the REIT’s trade or business (i.e., real property or other assets that are not held for investment but are held as inventory for sale by the REIT). Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. 5

Valuation Disclosures Our estimated net asset value per share is based upon subjective judgments, assumptions and opinions which may or may not turn out to be correct. You should not rely upon our estimated net asset value as representative of the amount that might be paid to you for your shares in a market transaction, or in a liquidity event. In determining our estimated net asset value per share, we relied upon a valuation of our portfolio of properties as of Dec. 31, 2016. Valuations and appraisals of our properties are estimates of fair value and may not necessarily correspond to realizable value upon the sale of such properties. Therefore, the estimated present value to the Company of our equity in our portfolio may not reflect the amount that would be realized upon a sale of each of our properties. We intend to conduct annual year end valuations. The estimated net asset value per share as of December 31, 2016 (2016 NAV) was based on certain recommendations and methodologies of the Investment Program Association, a trade association for non-listed direct investment vehicles (IPA), as set forth in IPA Practice Guideline 2013-01 “Valuations of Publicly Registered Non-Listed REITs” (IPA Valuation Guidelines).The 2016 NAV was adjusted for transaction costs and anticipated expenses and income that we expect the Company to incur or earn from the properties through the sale date of each property plus expenses related to the plan of liquidation and dissolution approved by stockholders on August 4, 2016. If we do not perform a subsequent calculation of the net asset value per share of our shares, you may not be able to determine the net asset value of your shares on an ongoing basis. This valuation represents the estimated net asset value per share as a snapshot in time, which, should not be relied upon as representative of the amount a stockholder could expect to receive now or in our liquidation event. Numerous assumptions were made with respect to industry, business, economic and regulatory conditions, all of which are subject to changes beyond the control of the Company. The Company engaged CBRE, Inc. (CBRE), an independent appraisal firm to provide restricted use MAI real estate appraisals of our seven remaining real estate properties. CBRE is not responsible for our estimated net asset value per share of Dec. 31, 2016. Throughout the valuation process, the valuation committee, our advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices. 6

CNL Growth Properties Oxford Square Spring Towne Center Aura at the Rim Estimated Net Asset Value (NAV) per share as of Dec.31, 2016 is $5.01 Stockholders approved plan of liquidation & dissolution on Aug. 4, 2016 Sold six multifamily communities in 2016, with net proceeds of $102.1 million1 Declared two cash distributions in the aggregate amount of $4.65 per share in 2016 7 1 Net proceeds to the company after repayment of debt, closing costs, reserves and distributions to the company’s joint venture partners in accordance with the joint venture’s governing documents.

2013 2014 2015 2016 Closed first offering April 7, 2013 First valuation as of June 30, 2013; offering share price increased from $10.00 to $10.842 Commenced second offering Aug. 19, 2013 Second valuation as of Dec. 31, 2013; offering share price increased from $10.84 to $11.002 Closed second offering April 11, 2014 Jan. 20, 2015, third valuation estimated NAV of $10.632 per share Feb. 9, 2015, declared special distribution of $1.30 per share and revised NAV $9.402 Sold three Crescent properties in fourth quarter 2015 Jan. 21, 2016 ,fourth valuation estimated NAV $8.65 per share Sold two properties in second quarter 2016 Engaged CBRE as financial advisor Nov. 23, 2015, declared special distribution of $1.70 per share and revised NAV $7.702 Second offering closed April 11, 2014 Completed acquisition phase April 2015 Total Raise $208.3 million Approximately $566.5 million in projected development costs for 17 multifamily assets 2009 Launched Global Growth Trust 1 CBRE Capital Advisors assisted the CGP board of directors as a third-party valuation expert. 2 The estimated NAV per share is not necessarily indicative of the value of the REIT or stockholders may receive if the REIT were to list its shares or liquidate its assets, now or in the future. Aug. 4, 2016 stockholders approve Plan of Dissolution Jan. 15, 2015 sold Woodfield Long Point April 8, 2013 Changed name to CNL Growth Properties Sold one property in third quarter 2016 Sold three properties in fourth quarter 2016 Dec. 2, 2016 declared $2.30 liquidating distribution Aug. 24, 2016 declared $2.35 liquidating distribution 8 Timeline

Six Dispositions In 2016



Project: **REALM Patterson Place**
Market: Raleigh/Durham, N.C.
Profile: 322-unit, class-A, garden-style multifamily community
Capitalized cost: $38.9 million
Sale price: $60.0 million[1]
Sale date: June 22, 2016



Project: **Aura Castle Hills**
Market: Dallas, Texas
Profile: 316-unit, class-A, garden-style multifamily community
Capitalized cost: $34.2 million
Sale price: $51.25 million[1]
Sale date: June 29, 2016



Project: **Whitehall Parc**
Market: Charlotte, N.C.
Profile: 298-unit, class-A, garden-style multifamily community
Capitalized cost: $29.5 million
Sale price: $51.2 million[1]
Sale date: Aug. 1, 2016



Project: **Aura Grand**
Market: Houston, Texas
Profile: 291-unit, class-A, garden-style multifamily community
Capitalized cost: $31.4 million
Sale price: $41.175 million[1]
Sale date: Oct. 26, 2016



Project: **Crescent Gateway**
Market: Orlando, Fla.
Profile: 249-unit, class-A, urban-style multifamily community
Capitalized cost: $38.5 million
Sale price: $49.1 million[1]
Sale date: Nov. 30, 2016



Project: **City Walk**
Market: Atlanta, Georgia
Profile: 320-unit, class-A, urban-style multifamily community
Capitalized cost: $45.7 million
Sale price: $76.0 million[1]
Sale date: Dec. 1, 2016

[1] Represents gross sales proceeds.

9

CNL Growth Properties

NAV Per Share Adjustments NAV Per Share Effective Date Description $10.70 Feb. 9, 2015 2014 Estimated NAV per share as of Dec. 31, 2014 ($ 1.30) Feb. 9, 2015 Special cash distribution to stockholders $ 9.40 Feb. 9, 2015 Revised estimated NAV per share after cash distribution ($ 1.70) Dec. 15, 2015 Special cash distribution to stockholders $ 7.70 Dec. 15, 2015 Revised estimated NAV per share after cash distribution $ 8.65 Dec. 31, 2015 2015 NAV per share as of Dec. 31, 2015 ($ 2.35) Aug. 24, 2016 Liquidating cash distribution to stockholders $ 6.30 Aug. 24, 2016 Revised estimated NAV per share after cash distribution ($ 2.30) Dec. 8, 2016 Liquidating cash distribution to stockholders $ 4.00 Dec. 8, 2016 Revised estimated NAV per share after cash distributions $ 5.011 Dec. 31, 2016 Estimated 2016 NAV per share Adjustment for Special and Liquidating Cash Distributions $1.30 Feb. 9, 2015 Special Cash Distribution $1.70 Dec. 18, 2015 Special Cash Distribution $2.35 Aug. 25, 2016 Liquidating Cash Distribution $2.30 Dec. 2, 2016 Liquidating Cash Distribution $7.65 TOTAL LIQUIDATING CASH DISTRIBUTIONS $5.01 ESTIMATED 2016 NAV PER SHARE $12.662 FOR ILLUSTRATION PURPOSES ONLY. DOES NOT REPRESENT NAV PER SHARE 10 1 This valuation represents the estimated value per share and will likely change over the company’s life cycle. The estimated NAV per share does not necessarily represent the amount an investor could expect to receive if the company were to list its shares or liquidate its assets, now or in the future. The estimated NAV per share is only an estimate and is based on a number of assumptions and estimates which may not be correct. The NAV is based on numerous assumptions with respect to industry, business, economic and regulatory conditions, all of which are subject to changes beyond the control of CBRE or the company. Throughout the valuation process, the valuation committee, the company’s advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices. 2 Is not a measure of performance and should not be used to evaluate return on investment. Is not necessarily indicative of the amount a stockholder would ultimately realize in total distributions upon a liquidation of the company.

Estimated NAV Based on certain recommendations and methodologies prescribed by IPA Valuation Guidelines1 Individual MAI property appraisals (no enterprise/portfolio adjustments) Use of independent appraiser Engaged CBRE, Inc.(CBRE) Disclosure of key assumptions & methodology Analyzed value impact by adjusting the cap rate •NAV includes adjustments for liquidation and transaction costs plus fund level operating income and expenses through REIT liquidation 1There is no assurance that IPA Guidelines are acceptable to FINRA or under ERISA for compliance with reporting requirements. 11

Valuation Methodology •The valuation utilized as-is appraised values as of Dec. 31, 2016 •All of CGP’s properties are operating as of Dec. 31, 2016, however the appraisers applied a lease-up discount to Haywood and Hampton Roads as they have not yet reached stabilization For both properties, we used the lower as-is value as of Dec. 31, 2016 •Future operating cash flows for each property were estimated by utilizing historical cash flows and market rents • The individual appraisers determined cap rates based on comparable sales and other market intelligence 12

•The appraised values and estimates of future cash flows were used to derive an equity value to the company for each of the properties pursuant to the JV agreement •The timing of the liquidation and distribution of all of CGP’s net assets (including liquidation of joint ventures) was assumed to occur by year-end 2017 We analyzed the value impact by varying the cap rate of each real estate asset The range was set at 5% on the cap rate of each asset (2.5% up and 2.5% down) •The advisor utilized a Dec. 31, 2016 share count of 22,526,171 •The weighted average cap rate was 5.52%, with a range of 5.38% to 5.66% •The lower cap rate increased NAV per share by $0.19 •The higher cap rate decreased NAV per share by $0.21 Valuation Methodology 13

NAV Comparison As of Dec. 31, 2016 Value ($ in 000’s) Per Share Value of equity in operating assets, And development projects1 $112,943 $5.01 Cash and cash equivalents2 $16,712 $0.74 Other assets3 $235 $0.01 Accounts payable and other accrued expenses ($4,615) ($0.20) Other liabilities4 ($2,685) ($0.12) Estimated NAV $122,590 $5.44 Less: Incentive Fee to Advisor5 ($2,700) ($0.12) Adjusted NAV Net of Incentive Fee $119,890 $5.32 Less: Anticipated potential Transaction Costs6 ($6,901) ($0.31) Adjusted NAV (Net of Incentive Fee & Transaction Costs)7 $112,989 $5.01 Special and Liquidating Distribution Adjustments for Illustrative Purposes Adjustments for Distributions: As of Dec. 31, 2015 As of Dec. 31, 2016 Total Distributions + Year-end NAV $ 3.00 $ 4.65 $ 12.668 1 Represents the Company’s share of equity, including promote structures in each venture. 2 Includes restricted cash. 3 Includes accounts receivable. 4 Includes amounts due to related parties, security deposits and prepaid rent. 5 Calculated per advisory agreement. 6 Assumes a liquidation event. Estimated transaction costs of 1.25 percent of property values allocated between the Company and its development partners. 7 The NAV per share is an estimate and likely will change before the Company completes its liquidation. 8 Is not a measure of performance and should not be used to evaluate return on investment . Is not necessarily indicative of the amount a stockholder would ultimately realize in total distributions upon a liquidation of the company. 14

Looking Ahead We will continue to execute on the stockholder approved plan of liquidation and dissolution in order to bring liquidity to stockholders. 15

For More Information Investors To obtain additional information about CNL Growth Properties, please consult your Financial Advisor or visit CNLGrowthProperties.com. Financial Professionals For more information about CNL Growth Properties, please contact our managing dealer, CNL Securities, Member FINRA/SIPC at 866-650-0650 or CNLSecurities.com. This is not an offer. Dissemination to investors is prohibited. Investments in non-traded real estate investment trusts (REITs) are subject to significant risks. These risks include limited operating histories, reliance on the advisors, conflicts of interests, use of leverage, payment of substantial fees to the advisors and their affiliates, illiquidity and liquidations at less than the original amounts invested. © 2017 CNL Global Growth Advisor, LLC. All Rights Reserved. CNL® and the Squares Within Squares design trademarks are used under license from CNL Intellectual Properties, Inc. 16

Haywood Reserve Oxford Square January 2017 Questions ?